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                                             (ARMSTRONG TEASDALE LLP LETTERHEAD)


                                  July 23, 2003

Source Interlink Companies, Inc.
27500 Riverview Center Blvd., Suite 400
Bonita Springs, Florida  34134

Ladies and Gentlemen:

         In our capacity as counsel for Source Interlink Companies, Inc., a Missouri corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about July 23, 2003 relating to an aggregate of 1,412,089 shares of the Company's common stock, par value $0.01 per share (the "Shares"), of which 229,339 shares are reserved for issuance pursuant to the Company's 1995 Incentive Stock Option Plan (the "1995 Plan"), 150,000 shares are reserved for issuance pursuant to the Company's 1998 Omnibus Plan (collectively, referred to herein with the 1995 Plan as the "Plans"), and 1,032,750 shares are offered by the Company pursuant to certain individual Stock Option Agreement between the Company and certain employees of the Company (the "Agreements"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

         Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, (ii) the shares of Company Common Stock to be issued in accordance with the Agreements and Plans are duly and validly authorized, and (iii) when the Company Common Stock is issued in accordance with the Agreements and Plans, they will be duly and validly issued, fully paid and non-assessable.

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         We hereby consent to filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ ARMSTRONG TEASDALE LLP